UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023 (February 21, 2023)

Tailwind International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40085	98-1211987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Greenwich Street, 29th Floor New York, New York	10006
(Address of principal executive offices)	(Zip Code)

(212) 266-0085

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one redeemable warrant	TWNI.U	New York Stock Exchange
Class A Ordinary Shares, $0.0001 par value	TWNI	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2023, Tailwind International Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Extension Meeting”), to (i) amend the Company’s amended and restated memorandum and articles of association (the “Articles Amendment”) to extend the date by which the Company has to consummate a business combination from February 23 2023 to August 23, 2023 (such proposal, the “Extension Amendment Proposal”) and (ii) remove the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, of less than $5,000,001 (the “Redemption Limitation Amendment Proposal”). The shareholders of the Company approved the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal at the Extension Meeting and on February 23, 2023, the Company filed the Articles Amendment with the Cayman Islands Registrar of Companies.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 21, 2023, the Company held the Extension Meeting to approve the Extension Amendment Proposal, the Redemption Limitation Amendment Proposal and a proposal to allow the adjournment of the Extension Meeting to a later date or dates, if necessary, (1) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extension Meeting, there were insufficient ordinary shares of the Company represented (either in person or by proxy) to approve the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal or (2) if the shareholders of the Company elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that the Company would not adhere to the continued listing requirements of the New York Stock Exchange (the “Adjournment Proposal”), each as more fully described in the proxy statement filed by the Company with the Securities and Exchange Commission on February 2, 2023. As there were sufficient votes to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 34,813,694 ordinary shares of the Company held of record as of January 30, 2023, the record date for the Extension Meeting, were present in person or by proxy, representing approximately 80.73% of the voting power of the Company’s ordinary shares as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal and Redemption Limitation Amendment Proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
32,845,768	1,967,926	0

The Redemption Limitation Amendment Proposal

For	Against	Abstain
32,845,768	1,967,926	0

In connection with the vote to approve the Articles Amendment, the holders of 32,295,189 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.19 per share, for an aggregate redemption amount of approximately $329,166,606.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2023

TAILWIND INTERNATIONAL ACQUISITION CORP

By:	/s/ Philip Krim
Name:	Philip Krim
Title:	Chief Executive Officer